Exhibit 10.13

Silicon Valley Bank

Amendment to Loan Documents

Borrower:	Netopia, Inc.
Date:	As of December 29, 2004

THIS AMENDMENT TO LOAN DOCUMENTS (this “Amendment”) is entered into between Silicon Valley Bank (“Silicon”) and the borrower named above (“Borrower”).

Silicon and Borrower agree to amend the Loan and Security Agreement between them, dated June 27, 2002 (as otherwise amended, if at all, the “Loan Agreement”), as follows, effective as of the date hereof. (Capitalized terms used but not defined in this Amendment, shall have the meanings set forth in the Loan Agreement.)

1. Limited Waiver. Bank and Borrower hereby agree that the failure of Borrower to comply with the Tangible Net Worth financial covenant required under Section 5 of the Schedule to Loan Agreement (as in effect immediately prior to the effectiveness of this Amendment) solely for the month ended October 31, 2004 (the “Designated Default”) hereby is waived. It is understood, however, that the foregoing waiver of the Designated Default does not constitute a waiver of the aforementioned covenant with respect to any other date or time period, or of any other provision or term of the Loan Agreement or any other Loan Document, nor an agreement to waive in the future such covenant with respect to any other date or time period or any other provision or term of the Loan Agreement or any other Loan Document.

2. Amendments to Loan Agreement.

(a) Modification of Letter of Credit Sublimit. The portion of Section 1 of the Schedule to Loan Agreement that currently reads as follows:

Letter of Credit Sublimit

(Section 1.6): $2,000,000.

, hereby is amended and restated in its entirety to read as follows:

Letter of Credit Sublimit

(Section 1.6): $5,000,000.

Silicon Valley Bank	Amendment to Loan Documents

(b) Modification of Tangible Net Worth Financial Covenant in Section 5 of the Schedule to the Loan Agreement. From and after the date hereof, the portion of the Minimum Tangible Net Worth covenant set forth in Section 5 (entitled “Financial Covenants”) of the Schedule to Loan Agreement that currently reads as follows:

“Minimum Tangible Net Worth:	Borrower shall maintain a Tangible Net Worth of not less than the following (unless reset as provided for below):

For each month ending after the June 2004 Amendment Date through the month ending November 30, 2004: $34,000,000 plus 50% of the Borrower’s net income in each fiscal quarter ending after the June 2004 Amendment Date (commencing with the fiscal quarter ending September 30, 2004). Increases in the Minimum Tangible Net Worth Covenant based on net income shall be effective on the last day of the fiscal quarter in which said net income is realized, and shall continue effective thereafter. In no event shall the Minimum Tangible Net Worth Covenant be decreased.

On or before November 30, 2004, the Minimum Tangible Net Worth Financial Covenant will be reset for each month after such date by Silicon based on Borrower’s projected financial statements for such period, such projected financial statements to have been approved by the Borrower’s Board of Directors and accepted jointly by Borrower and by Silicon in their respective discretion, which projected financial statements Borrower hereby covenants and agrees to deliver to Silicon no later than October 31, 2004.”

, hereby is amended and restated in its entirety to read as follows:

“Minimum Tangible Net Worth:	Borrower shall maintain a Tangible Net Worth of not less than the following (unless reset as provided for below):

For each month ending after October 31, 2004 through the month ending June 30, 2005: the TNW Base Amount (as defined below) plus 50% of the Borrower’s net income in each fiscal quarter ending after September 30, 2004. Increases in the

Silicon Valley Bank	Amendment to Loan Documents

Minimum Tangible Net Worth Covenant based on net income shall be effective on the last day of the fiscal quarter in which said net income is realized, and shall continue effective thereafter. In no event shall the Minimum Tangible Net Worth Covenant be decreased.

As used herein, the term “TNW Base Amount” means, as of any date of determination:

(a) $27,300,000 for each of November 2004 and December 2004;

(b) $23,000,000 for each of January 2005, February 2005, and March 2005;

(c) $19,000,000 for each of April 2005, May 2005, and June 2005; and

(d) $19,000,000 for each month thereafter; unless on or before July 31, 2005, the Minimum Tangible Net Worth Covenant shall be reset for July 2005 and each month thereafter based on Borrower’s projected financial statements for such period, such projected financial statements to have been approved by the Borrower’s Board of Directors and accepted jointly by Borrower and by Silicon in their respective discretion, which projected financial statements Borrower hereby covenants and agrees to deliver to Silicon no later than June 30, 2005.”

3. Fee. In consideration for Silicon entering into this Amendment, Borrower shall pay Silicon a fee in the amount of $10,000, which shall be fully-earned and due and payable concurrently with the execution and delivery of this Amendment. Such fee shall be in addition to all interest and other fees payable to Silicon under the Loan Documents. Silicon is authorized to charge such fee to Borrower’s loan account.

4. Representations True. Borrower represents and warrants to Silicon that all representations and warranties set forth in the Loan Agreement, as amended hereby, are true and correct.

Silicon Valley Bank	Amendment to Loan Documents

5. General Provisions. This Amendment, the Loan Agreement, any prior written amendments to the Loan Agreement signed by Silicon and Borrower, and the other written documents and agreements between Silicon and Borrower set forth in full all of the representations and agreements of the parties with respect to the subject matter hereof and supersede all prior discussions, representations, agreements and understandings between the parties with respect to the subject hereof. Except as herein expressly amended, all of the terms and provisions of the Loan Agreement, and all other documents and agreements between Silicon and Borrower shall continue in full force and effect and the same are hereby ratified and confirmed.

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Silicon Valley Bank	Amendment to Loan Documents

6. Counterparts. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same document. Delivery of an executed counterpart of this Amendment by telefacsimile shall be equally as effective as delivery of an original executed counterpart of this Amendment.

Borrower: NETOPIA, INC.		Silicon: SILICON VALLEY BANK

By:	/s/ Mark H. Perry	By:	/s/ P. J. O’Donnell
	Interim Senior Vice President and CFO	Title:	VP and Relationship Manager

By:	/s/ David A. Kadish
Secretary